UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ares Dynamic Credit Allocation Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-4969053
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares, par value $0.001	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172987

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The shares of common stock, $0.001 par value per share (the “common shares”), to be registered hereunder are common shares of beneficial interest of Ares Dynamic Credit Allocation Fund, Inc. (the “Registrant”). The description of the common shares contained under the heading “Description of Securities” in the prospectus to be included in an amendment to the Registrant’s registration statement on Form N-2 filed under the Securities Act of 1933, as amended (File No. 333-172987), and the Investment Company Act of 1940, as amended (File No. 811-22535), is incorporated herein by reference.

Item 2.   Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ares Dynamic Credit Allocation Fund, Inc.

	By:	/s/ Seth J. Brufsky
	Name:	Seth J. Brufsky
	Title:	President, Chief Executive Officer and Director

Date: November 14, 2012